================================================================================






















                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                  June 6, 2006

                                 by and between

                         ADVANCED BEAUTY SOLUTIONS, LLC,

                                       and

                               CIRTRAN CORPORATION

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                  This ASSET PURCHASE AGREEMENT, dated as of June 6, 2006, is made by and between CirTran Corporation, a Nevada corporation, and/or its designee (collectively, "Purchaser"), and Advanced Beauty Solutions, LLC, a California limited liability company ("Seller"), as debtor and debtor-in-possession in the chapter 11 case (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the "Bankruptcy Court").

                  WHEREAS, Seller has been in the business of manufacturing, marketing, advertising, and selling consumer beauty products (the "Business");

                  WHEREAS, on January 24, 2006 (the "Filing Date"), Seller filed a voluntary petition with the Bankruptcy Court under chapter 11 of title 11 of the United States Code, Section 101, et seq. (the "Bankruptcy Code"); and

                  WHEREAS, Seller desires to sell substantially all of its assets to Purchaser, and Purchaser desires to purchase and acquire substantially all of the assets of Seller upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND MUTUAL AGREEMENTS HEREINAFTER CONTAINED, AND OF OTHER GOOD AND VALUABLE CONSIDERATION, RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

                                    Article I

                                   DEFINITIONS
                                   -----------


                  The terms defined in this Article I, whenever used herein (including without limitation the Exhibits and Schedules hereto), shall have the following meanings for all purposes of this Agreement:


                  "Actual Inventory" means the number of non-defective, saleable Units transferred to Purchaser on the Closing Date pursuant to this Agreement.


                  "Affiliate" of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.


                  "Agreement" means this agreement among the parties set forth on the first page hereof, including, without limitation, all Exhibits and Schedules hereto, as the same may be amended from time to time.


                  "AMS" means Advantage Media Services, Inc.

                  "Apportioned Obligations" has the meaning set forth in Section
6.6 hereof.

                  "Assets" has the meaning set forth in Section 2.1 hereof.

                  "Assumed Contracts" has the meaning set forth in Section 2.1(c) hereof.

                  "Assumed Liabilities" has the meaning set forth in Section 2.3 hereof.

                  "Bankruptcy Case" has the meaning given to it in the recitals hereto.

                  "Bankruptcy Code" has the meaning given to it in the recitals hereto.

                  "Bankruptcy Court" has the meaning given to it in the recitals hereto.

                  "Bidding Procedures Order" means the "Order: (1) Establishing Bidding Procedures in Connection with Sale of the Debtor's Business Assets; (2) Setting a Hearing Date for a Final Bidding Round with Qualified Bidders and Confirming the Sale of the Debtor's Business Assets Free and Clear of Liens; and
(3) Approving Manner of Notice to be Provided to Creditors and Parties in Interest," which was entered by the Bankruptcy Court in the Bankruptcy Case on February 24, 2006.

                  "Bill of Sale" has the meaning set forth in Section 2.5(a) hereof.

                  "Business" has the meaning given to it in the recitals hereto.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

                  "Closing" means the closing of the transactions contemplated by this Agreement.

                  "Closing Date" means the date in which the conditions set forth in Article VII are satisfied or waived, or such other date as the parties may mutually agree, upon which the Closing takes place. The Closing Date shall be no later than June 6, 2006 unless the Bankruptcy Court issues an order extending this deadline.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                  "Consent" means any consent, approval, authorization, license or order of, registration, declaration or filing with, or notice to, or waiver from, any federal, state, local, foreign or other Governmental Entity or any Person, including, without limitation, any security holder or creditor which is necessary to be obtained, made or given in connection with the execution and delivery of this Agreement and/or any Operative Document, the performance by a Person of its obligations hereunder and/or thereunder and the consummation of the transactions contemplated hereby and/or thereby.

                  "Datapak" means Datapak Services Corporation.

                  "Defective Units" has the meaning set forth in Section 3.1(a) hereof.

                  "Deposit" has the meaning set forth in Section 2.4(d) hereof.

                  "Directly or Indirectly" means as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

                  "Disclosure Schedule" means the disclosure schedule attached to this Agreement as Exhibit 1, and includes but is not limited to each of the Schedules expressly referred to in Article IV.

                  "Encumbrances" means collectively, any and all security interests, liens, pledges, claims, defenses, setoffs, rights of recoupment, leases, levies, charges, escrows, encumbrances, options, rights of first refusal, transfer restrictions, conditional sale contracts, title retention contracts, mortgages, hypothecations, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations of any kind whatsoever, whether written or oral.

                  "Environment" means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments.

                  "Environmental Laws" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

                  "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, assessment, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any Person or Governmental Entity, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances generated by Seller, or (iii) the violation of any Environmental Laws, or (B) which arise under the Environmental Laws.

                  "Estimated Inventory" has the meaning set forth in Section 3.1(a) hereof.

                  "Excluded Assets" has the meaning set forth in Section 2.2 hereof.

                  "Excluded Liabilities" shall mean all of the debts, liabilities or obligations of Seller other than the Assumed Liabilities, including, without limitation, the Environmental Liabilities, Taxes accruing prior to the Pre-Closing Tax Period, and liabilities for product returns and quality claims in respect of products manufactured and sold by Seller prior to the Closing Date.

                  "Filing Date" has the meaning given to it in the recitals hereto.

                  "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

                  "General Assignment" has the meaning set forth in Section 2.5(a) hereof.

                  "Global Settlement" means the settlement that was reached among Seller, ICG, MFC, Datapak, Tristar, AMS, and Purchaser regarding, among other things, the distributions to be made from the proceeds of the sale of the Assets pursuant to this Agreement.

                  "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

                  "Hazardous Substance" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

                  "ICG" means Inventory Capital Group, Inc.

                  "Independent Auditor" has the meaning given to it in Section 3.2(b) hereof.

                  "Infomercial means the True Ceramic Pro - Live Ops (TCP5) infomercial and the master tapes relating to the same and owns all trademarks, patents, patent applications and copyrights relating to the True Ceramic Pro product and all advertising and marketing materials relating thereto.

                  "Insider Noteholders" means Jason Dodo, Direct Success, John Miller, Pacstar and Kiss'D Inc.

                  "Insider Noteholders Claim" means the $2,100,000 aggregate claim of the Insider Noteholders, which is expected to be allowed pursuant to the Settlement Order.

                  "Instruments of Assignment" has the meaning set forth in
Section 2.5(a) hereof.

                  "Instruments of Assumption" has the meaning set forth in
Section 2.5(b) hereof.

                  "Lease Assignment" has the meaning set forth in Section 2.5(a) hereof.

                  "Marks" has the meaning as set forth in Section 4.5(a)(iii) hereof.

                  "Material Adverse Effect" means a material adverse effect (financial or otherwise) on (a) the Business or on the results of operations, condition or prospects of the Business, taken as a whole, or the ability of Buyer to succeed to or exercise rights or interests of Sellers that are necessary to operate the Business, taken as a whole, or (b) the ability of Sellers to consummate the transactions contemplated by this Agreement, taken as a whole, including material delays of the Closing, other than effects directly arising as a result of (i) the performance of this Agreement or (ii) events, changes or developments relating to the financial, banking or capital markets or the economy in general or industry-wide developments affecting Persons in businesses similar to the Business.

                  "MFC" means Media Funding Corporation.

                  "Operative Document" means any agreement, instrument or other document to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement and shall include, without limitation, any item that is set forth in Sections 2.10 and 2.11 hereof.

                  "Other Instruments" has the meaning set forth in Section 2.5(a) hereof.

                  "Person" means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.

                  "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, local siting approvals, authorizations, qualifications and filings under any federal, state or local laws or with any Governmental Entities or other private Persons.

                  "Post-Closing Tax Period" shall mean (i) any Tax period beginning the day after the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period beginning the day after the Closing Date.

                  "Pre-Closing Tax Period" shall mean (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

                  "Profit Share Obligation" has the meaning set forth in Section 2.4(a) hereof.

                  "Property" (or "Properties" when the context requires) means any Real Property and any personal or mixed property, whether tangible or intangible.

                  "Purchase Price" has the meaning set forth in Section 2.4(a) hereof.

                  "Purchaser" has the meaning given to it in the recitals hereto.

                  "Reduced Claim" has the meaning set forth in Section 3.1(a) hereof.

                  "Sale Approval Order" has the meaning set forth in Section 6.5(c) hereof.

                  "Sale Hearing" has the meaning set forth in Section 6.5(b) hereof.

                  "Seller" has the meaning given to it in the recitals hereto.

                  "Seller Intellectual Property Rights" has the meaning set forth in Section 4.5(a) hereof.

                  "Seller License Rights" has the meaning set forth in Section 4.5(b) hereof.

                  "Seller's Representative" has the meaning set forth in Section
9.15 hereof.

                  "Seller Rights" has the meaning set forth in Section 4.5(b) hereof.

                  "Seller Rights Assignment" has the meaning set forth in
Section 2.5(a) hereof.

                  "Settlement Agreement" means that certain Settlement Agreement dated as of January 24, 2006 by and among Seller, ICG, and MFC.

                  "Settlement Order" means the "Order Approving Settlement and Compromise of Disputed Secured Claims of Inventory Capital Group, Inc., and Media Funding Corporation as Modified in Open Court to Address Allowance and Payment of Other Claims," which was entered by the Bankruptcy Court in the Bankruptcy Case on __________, 2006, and which, among other things, approved the Settlement Agreement and the Global Settlement.

                  "Taxes" (or "Tax" where the context requires) shall mean all federal, state, county, provincial, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related and property taxes and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including, without limitation, interest, additions to tax or interest, charges and penalties with respect thereto, and expenses associated with contesting any proposed adjustment related to any of the foregoing.

                  "Trade Secrets" means any information which (i) is used in a business, (ii) is not generally known to the public or to Persons who can obtain economic value from its disclosure, and (iii) is subject to reasonable efforts to maintain its secrecy or confidentiality; the term may include but is not limited to inventions, processes, know-how, formulas, computer software, and mask works which are not patented and are not protected by registration (e.g., under copyright or mask work laws); lists of customers, suppliers, and employees, and data related thereto; business plans and analyses; and financial data.

                  "Tristar" means Tristar Products, Inc.

                  "Undertaking" has the meaning set forth in Section 2.5(b) hereof.

                  "Unit" has the meaning set forth in Section 2.4 hereof.


                                   Article II

                      SALE AND PURCHASE OF ASSETS; CLOSING
                      ------------------------------------

                  2.1 Asset Purchase. Upon the terms and subject to the conditions hereof, and upon the basis of the agreements, representations and warranties contained in this Agreement, on the Closing Date, Seller agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller, as and to the extent existing on the Closing Date (such assets, properties and rights are hereinafter collectively referred to as the "Assets"), free and clear of all Encumbrances. Without limitation of the foregoing, the Assets include the following as and to the extent existing on the Closing Date:

                  (a) Personal Property. All personal property owned by Seller, including but not limited to those set forth on Schedule 2.1(a);

                  (b) Intellectual Property. All right, title and interest to intellectual property owned by Seller, including but not limited to the Infomercial and the Seller Rights set forth on Schedules 4.5(a), 4.5(a)(i), 4.5(a)(ii), 4.5(a)(iii) and (b);

                  (c) Contracts. All executory contracts and unexpired leases set forth on Schedule 2.1(c)(i) to which Seller is a party and which are being assumed and assigned to Purchaser in connection with this Agreement (the "Assumed Contracts") as well as all Assets, rights, and privileges of Seller under or relating to: (i) the Assumed Contracts and (ii) all contracts or leases to which Seller is or was a party that are not capable of being assumed and/or assigned under Section 365 of the Bankruptcy Code, including but not limited to those set forth on Schedule 2.1(c)(ii);

                  (d) Inventory. All raw materials, work-in-process, finished goods and merchandise, past and future customer returns of finished goods, packaging materials and other supplies related thereto that are owned by Seller, including but not limited to those set forth on Schedule 2.1(d);

                  (e) Insurance. All rights of Seller under insurance policies covering the Assets or the Business, including but not limited to those set forth on Schedule 4.7;

                  (f) Deposits and Prepaid Expenses. All deposits and prepaid expenses, including but not limited to those set forth on Schedule 2.1(f);

                  (g) Books and Records. All general, financial and personnel records, correspondence and other files and records (whether in electronic form or otherwise), including customer and supplier lists, customer files, data, pricing and cost information, purchase and sale records, sales and promotional materials, property records, financial and accounting records, compliance records, parts lists, manuals, patterns, plans, and all blueprints, drawings, formulas, and manufacturing specifications, of Seller (provided, however, that Seller shall be provided reasonable access to such books and records and other documents as necessary to fulfill its duties as debtor-in-possession and may make copies of such books and records and documents for such purpose);

                  (h) Goodwill. All goodwill and other intangibles owned by Seller;

                  (i) Causes of Action. Except to the extent specifically excluded under Section 2.2(i) of this Agreement or being settled as part of the Global Settlement, all causes of action, rights of recovery and rights of set-off owned by Seller, including but not limited to those set forth on
Schedule 2.1(i);

                  (j) Permits. All of Seller's rights, title and interest in and to any and all Permits, licenses, permits, approvals and authorizations by a federal, state, local or foreign governmental or non-governmental board, bureau, agency or regulatory body owned by Seller, to the extent transferable or assignable, including but not limited to those set forth on Schedule 2.1(j);

                  (k) Customer and Supplier Lists. All customer and supplier lists and related information of Seller, as well as all existing advertising plans of any kind, sales literature and related items.

                  (l) Telephone Numbers and Listings. All of Seller's telephone, cell phone, and facsimile numbers, e-mail listings and addresses, web sites, post office boxes, and all listings in all telephone books, directories, and web sites, including but not limited to those set forth on Schedule 2.1(l).

                  2.2 Excluded Assets. Any provision of this Agreement to the contrary notwithstanding, Purchaser shall not acquire and there shall be excluded from the Assets the following (the "Excluded Assets"):

                  (a) all cash or cash equivalents on hand or held by Seller in bank, brokerage, or other accounts as set forth on Schedule 2.2(a);

                  (b)   all marketable securities as set forth on Schedule
2.2(b);

                  (c) all executory contracts and unexpired leases that are not Assumed Contracts, including, but not limited to, those set forth on
Schedule 2.2(c);

                  (d) accounts and monetary obligations receivable as set forth on Schedule 2.2(d) and original records representing such accounts and monetary obligations receivable of Seller, including, but not limited to, invoices, ledgers, and proofs of delivery;

                  (e) credit card reserves of Seller held by TransFirst and ePayment Services of Omaha NE as set forth on Schedule 2.2(e);

                  (f) any assets that Purchaser designates in writing within 120 days following the Closing to leave in the possession or ownership of Seller;

                  (g) Seller's interest, if any, in the $75,000 retainer paid to Seller's bankruptcy counsel, Shulman Hodges & Bastian LLP, in the Bankruptcy Case;

                  (h)   any Hazardous Substances; and

                  (i) All bankruptcy avoidance claims of Seller, including, without limitation, any claims arising under Sections 544, 545, 547, 548 549, 550 and 551 of the Bankruptcy Code.

                  2.3 Assumed Liabilities. Except as otherwise expressly provided in this Section 2.3, Purchaser shall not assume or be responsible for, and shall in no event be liable for any debts, liabilities or obligations of Seller, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, material or immaterial, absolute or contingent, matured or unmatured, determinable or undeterminable, direct or indirect, secured or unsecured, or otherwise. As the sole exceptions to the first sentence of this Section 2.3, effective as of the Closing Date, Purchaser hereby assumes and agrees to pay, discharge or perform, as appropriate, (i) the obligations of Seller under the Assumed Contracts that accrue after the Closing Date and (ii) the cure payments in connection with the executory contracts and/or unexpired leases in the respective amounts set forth on Schedule 2.3 (collectively, the "Assumed Liabilities").

                  2.4 Consideration. i)The aggregate consideration for the Assets (the "Purchase Price") shall be the following: (i) a cash payment in the amount of $1,125,000, (ii) reduction of Purchaser's $2,350,000 allowed general unsecured claim in the Bankruptcy Case by $750,000, leaving Purchaser with an allowed general unsecured claim in the amount of $1,600,000, (iii) the assumption of the Assumed Liabilities, and (iv) obligation to pay Seller $3.00 per True Ceramic Pro flat iron unit (a "Unit") sold by Purchaser in accordance with Section 2.4(b) and pursuant to the Settlement Agreement, the Global Settlement, and the Settlement Order (the "Profit Share Obligation").

                  (b) The Profit Share Obligation shall be due upon Purchaser's receipt of payment in full for a Unit and payable on a monthly basis on the last day of each month based upon payments received during the previous month. Thus, on July 31, 2006, Purchaser shall pay Seller $3.00 per Unit for each Unit paid for in full between June 1, 2006 and June 30, 2006. The Profit Share Obligation shall be capped at $4,135,000. Purchaser agrees that to the extent the amounts paid to Seller on account of the Profit Share Obligation equal less than $435,000 on the 2 year anniversary of the Closing, then, within 30 days of such anniversary, Purchaser shall pay Seller an amount equal to $435,000 less the payments made to date.

                  (c) Commencing on July 31, 2006 and no later than the last day of each month thereafter, Purchaser shall provide to Seller an accounting of all sales used to calculate the Profit Share Obligation. Seller shall have the right, at its expense, to audit any such accounting provided and Purchaser shall make available to Seller all documents and information reasonably necessary to confirm the accuracy of such accounting and Purchaser's satisfaction of the Profit Share Obligation. In the event such audit reveals a discreprancy in Seller's favor resulting in an increase in the Profit Share Obligation due and owing, Seller shall remit such amount within 2 business days of discovery by Seller and if such increase results in a variance of more than 10% and $5,000 of the amount due and owing by Purchaser for any monthly period, Purchaser shall reimburse Seller for all reasonable expenses incurred in performing such audit.

                  (d) The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.4(c).

                  (e) As of the date hereof, Purchaser has delivered to counsel for Seller a deposit (together with any interest accrued thereon, the "Deposit") in the amount of $100,000 to be held in accordance with the terms of this Agreement and the Bidding Procedures Order, and applied to the cash portion of the Purchase Price at Closing. In the event of termination of this Agreement, the Deposit shall be disbursed as provided in Section 9.2(b).

                  (f) In the event Purchaser defaults on the Profit Share Obligation by failing to make any payment as and when due, and Purchaser has not cured such default within 30 days of notice of such default, Seller shall have the right to pursue all remedies available under law and equity.

                  2.5   Transfer of Assets and Assumed Liabilities.

                  (a) At the Closing, Seller shall effect the sale, conveyance, assignment, transfer and delivery of the Assets to Purchaser by delivering to Purchaser or its designee each of the following: (i) a duly executed bill of sale, substantially in the form of Exhibit 3 hereto (the "Bill of Sale"); (ii) a duly executed assignment of real property leases with respect to the leased Real Property, substantially in the form of Exhibit 4 hereto (the "Lease Assignment"); (iii) a duly executed assignment and assumption agreement relating to the Assumed Contracts, Permits and other Assets, substantially in the form of Exhibit 5 hereto (the "General Assignment"); (iv) a duly executed assignment of Seller Rights, substantially in the form of Exhibit 6 hereto (the "Seller Rights Assignment"); and (v) such other good and sufficient instruments of conveyance and transfer (collectively, the "Other Instruments" and, together with the Bill of Sale, the General Assignment, the Lease Assignment and Seller Rights Assignment, the "Instruments of Assignment") as are reasonably necessary to vest in Purchaser good and valid title to the Assets, free and clear of all Encumbrances, except the Assumed Liabilities.

                  (b) At the Closing, Purchaser shall deliver to Seller an undertaking, substantially in the form of Exhibit 7 hereto (the "Undertaking"), whereby Purchaser shall assume and agree to perform, pay, or discharge, when due, the Assumed Liabilities, effective as of the Closing, and such other instruments, documents or agreements (collectively, the "Instruments of Assumption") as are reasonably necessary to evidence Purchaser's assumption of and agreement to pay and discharge the Assumed Liabilities.

                  2.6 Possession. Right to possession of the Assets shall transfer to Purchaser on the Closing Date. Seller shall transfer and deliver to Purchaser on the Closing Date such keys, lock and safe combinations and other similar items as Purchaser shall require to obtain immediate and full occupation and control of the Assets, and shall also make available to Purchaser at Seller's then existing locations all documents in Seller's possession that are required to be transferred to Purchaser by this Agreement.

                  2.7 Transfer Taxes. Provided that the Sale Approval Order (as defined in Section 6.5(c) hereof) includes the finding set forth in clause
(xiii) of Section 6.5(c) in accordance with Section 1146(a) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement, shall be in contemplation of a plan to be confirmed under Section 1129 of the Bankruptcy Code in the Bankruptcy Case, and such shall be free and clear of any and all transfer tax, stamp tax or similar taxes. Such instruments, orders and agreements transferring the Assets to Purchaser shall contain the following endorsement:

                  "Because   this   [instrument]   has  been
                  authorized  pursuant  to an  order  of the
                  United  States  Bankruptcy  Court  for the
                  Central   District  of   California   (San
                  Fernando     Valley     Division),      in
                  contemplation of a chapter 11 plan of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss.1146(a)."

If such transfer, stamp or similar taxes are ultimately payable, notwithstanding
Section 1146(a) of the Bankruptcy Code or for any other reason, Seller shall pay any and all such transfer, stamp or similar taxes, which may be payable by reason of the transaction contemplated in this Agreement and any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such taxes.

                  2.8   Non-Assignable Permits.

                  (a) To the extent that any Permit included among the Assets is not capable of being assigned to Purchaser at the Closing without the Consent of the issuer thereof, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation , neither this Agreement nor any Instrument of Assignment shall constitute an assignment thereof, or an attempted assignment, unless such Consent has been obtained.

                  (b) In the event that any Consent referred to in Section 2.8(a) has not been obtained prior to the Closing and Purchaser nevertheless determines to effect the Closing, Seller shall use its commercially reasonable efforts, and Purchaser shall cooperate with Seller, to obtain each and every such Consent and to resolve the impracticalities of assignment referred to in
Section 2.8(a) after the Closing; provided, however, that each party shall bear its own costs and expenses, and neither Seller nor Purchaser shall be obligated to pay any consideration therefore to the Person from whom the Consent is requested (other than filing and similar fees payable to any Governmental Entity customarily paid in connection with transactions of the type contemplated hereby).

                  (c) To the extent that Consents referred to in Section 2.8(a) have not been obtained by Seller prior to the Closing and Purchaser nevertheless determines to effect the Closing, until the impracticalities of assignment referred to in Section 2.8(a) hereof are resolved, Seller shall use its commercially reasonable efforts to (i) provide Purchaser the benefits of any Permit referred to in Section 2.8(a), (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Purchaser, without incurring any financial obligation to Purchaser, and (iii) enforce for the account and benefit of Purchaser any and all rights of Seller arising from the Permits referred to in Section 2.8(a) against such issuer thereof (including the right to elect to terminate in accordance with the terms thereof on the advice of Purchaser).

                  (d) To the extent that Purchaser is provided the benefits pursuant to Section 2.8(c) of any Permit, Purchaser shall perform, on behalf of Seller, for the benefit of the issuer thereof, and/or all other parties thereto, the obligations of Seller thereunder or in connection therewith, but only to the extent that (i) such action by Purchaser would not result in any material default thereunder or in connection therewith and (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability thereof.

                  2.9 The Closing. The Closing shall take place at 9:00 a.m., local time, on the Closing Date, at the offices of McDermott Will & Emery LLP, 2049 Century Park East, 34th Floor, Los Angeles, California, or at such other time, date or place as the parties may mutually agree, subject to the satisfaction or waiver of all of the conditions to Closing set forth in Article VII hereof. At the Closing, Purchaser and Seller shall deliver or cause to be delivered the items necessary to convey, assign, transfer and deliver the Assets to Purchaser.

                  2.10 Deliveries by Sellers. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following, duly executed by or on behalf of Sellers:

                  (a)   the Bill of Sale referred to in Section 2.5(a) hereof;

                  (b) the Lease Assignment referred to in Section 2.5(a) hereof;

                  (c) the General Assignment referred to in Section 2.5(a) hereof;

                  (d) Seller Rights Assignment referred to in Section 2.5(a) hereof;

                  (e) the Other Instruments referred to in Section 2.5(a) hereof;

                  (f) executed copies of the Consents referred to in Section 7.1(c) hereof;

                  (g)   the officer's certificate of Seller referred to in
Section 7.1(e) hereof;

                  (h) a copy of the Sale Approval Order referred to in Section 6.5(c) hereof;

                  (i) a copy of the Settlement Order referred to in Section 6.5(f) hereof; and

                  (j) a copy of the Bankruptcy Court's docket sheet for the Bankruptcy Cases evidencing that there has been no appeal or stay of the Sale Approval Order.

                  2.11 Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller each of the following, duly executed by or on behalf of Purchaser:

                  (a) an amount equal to the cash portion of the Purchase Price (less the amount of the Deposit), by wire transfer of immediately available funds to the account or accounts designated in writing by Seller at least two (2) Business Days prior to the Closing Date;

                  (b)   the Undertaking referred to in Section 2.5(b) hereof;

                  (c) the Instruments of Assumption referred to in Section 2.5(b) hereof; and

                  (d)   the officer's certificate of Purchaser referred to in
Section 7.2(e) hereof.


                                   Article III

                            PURCHASE PRICE ADJUSTMENT
                            -------------------------

                  3.1 Purchase Price Adjustments. The following adjustments to the Purchase Price shall be made:

                  (a) Inventory Adjustment. On or before the third Business Day prior to the Closing Date, Seller and Purchaser shall jointly agree on an estimate of the Actual Inventory to be transferred to Purchaser on the Closing Date (the "Estimated Inventory"). The Estimated Inventory shall be determined in good faith on a reasonable basis using then available information of Seller and based upon the books and records of Seller. The defective units identified on
Schedule 3.1(a) (the "Defective Units") shall be included in the calculation of Estimated Inventory. In the event the Actual Inventory is less than the value of $376,000 based on the quantity listed on Schedule 3.1(a) and Schedule 2.1(d), then the Insider Noteholders Claim shall be reduced dollar for dollar in an amount equal to the cost value allocated to such missing Inventory or Defective Units that are not replaced or repaired to the reasonable satisfaction of Purchaser (the "Reduced Claim"). In the event the Actual Inventory is greater than the value of $376,000 based on the quantity listed on Schedule 3.1(a) and
Schedule 2.1(d), there shall be no upward adjustment in the Purchase Price or the Insider Noteholders Claim and no reduction in Purchaser's allowed claim in the Bankruptcy Case.

                  3.2 Calculation of Actual Inventory. The determination of the Actual Inventory shall be made pursuant to the following provisions:

                  (a) Seller agrees to use its best efforts to repair or replace any Defective Units within thirty (30) days after the Closing Date. Any Defective Units will not be included in the calculation of Actual Inventory unless and until they are repaired or replaced. Failure of Seller to repair or replace the Defective Units shall result in the Reduced Claim.

                  (b) Within forty-five (45) days after the Closing Date, Purchaser shall prepare a calculation of Actual Inventory as of the close of business on the Closing Date (subject to adjustment set forth herein above) in accordance with GAAP and deliver to Seller' Representative such calculation of Actual Inventory.

                  (c)   The Seller's Representative will have a period of thirty
(30) days following the delivery of the calculation of Actual Inventory to notify Purchaser of any disagreements with the calculation of Actual Inventory. Failure to notify Purchaser within such 30-day period shall be deemed acceptance of such calculation. In the event Seller's Representative timely notifies Purchaser of any disagreement, the parties agree that each of them shall attempt in good faith to resolve such disagreements. If within thirty (30) days after delivery to Purchaser of the notification by Seller's Representative of a disagreement, the parties are unable to resolve such disagreement, either Seller's Representative, on the one hand, or Purchaser, on the other hand, shall have the right to submit the determination of such matters to an independent accountant of national standing reasonably acceptable to Seller's Representative and Purchaser (the "Independent Auditor"), whose decision shall be binding on the parties. The cost of the Independent Auditor shall be paid by the party whose aggregate estimate of the disputed amount or amounts, as the case may be, differs most greatly from the determination of the Independent Auditor.


                                   Article IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                  Seller hereby represents and warrants to Purchaser, to the best of its knowledge and belief, as follows (all such representations and warranties are qualified by the Disclosure Schedule attached to this Agreement as Exhibit 1):

                  4.1   INTENTIONALLY OMITTED

                  4.2   Authority.

                  (a) Seller has all requisite power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  (b)   INTENTIONALLY OMITTED

                  4.3 Title to Assets. Upon the Closing and transfer to Purchaser of the Assets, Purchaser shall receive good and marketable title to all of the Assets free and clear of any and all Encumbrances, pursuant to
Section 363 of the Bankruptcy Code and any other applicable sections of the Bankruptcy Code and as set forth in the Sale Approval Order.

                  4.4 Real Property Leases. Schedule 4.4 of the Disclosure Schedule contains a complete and correct list of all Real Property leased by

Seller. Seller has previously delivered to Purchaser true, complete and correct copies of all lease documents relating to such Real Property.

                  4.5   Intellectual Property.

                  (a) Except as disclosed in Schedule 4.5(a) of the Disclosure Schedule, Seller is the exclusive owner of all right, title and interest in and to all of the intellectual property in which Seller has an ownership interest or that has been used in the Business of Seller, and/or has been or is being developed or acquired for potential use in the Business of Seller and/or that has been promoted, sold, licensed or otherwise distributed by Seller to any third parties, including, but not limited to, each of the following:

                        (i) all copyrights and copyright registrations set forth in Schedule 4.5(a)(i) of the Disclosure Schedule;

                        (ii)   all patents and applications set forth in
Schedule 4.5(a)(ii) of the Disclosure Schedule;

                        (iii) All trademarks, service marks and tradenames (collectively the "Marks"), and the registrations of, and/or applications to register, any one or more of the Marks in federal, state or foreign jurisdictions set forth in Schedule 4.5(a)(iii) of the Disclosure Schedule; and

                        (iv)   all Trade Secrets and other proprietary rights.

                  The items referred to in subparagraphs (i) through (iv) of this Section 4.5(a) are herein referred to collectively as the "Seller Intellectual Property Rights." The Seller Intellectual Property Rights constitute all such rights necessary to operate the Business of Seller as it is has been conducted in the past three years.

                  (b) Schedule 4.5(b) of the Disclosure Schedule sets forth a list of all license and similar agreements between Seller and third parties, under which Seller is granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the patent, copyright, Trade Secret, trademark or other proprietary rights of such third parties (collectively, the "Seller License Rights"). Except as disclosed in Schedule 4.5(b), Seller is not, nor will Seller be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby, in violation of or will lose any rights pursuant to any license and similar agreements described in Schedule 4.5(b) of the Disclosure Schedule. Except as set forth in Schedules 4.5(a) and 4.5(b) of the Disclosure Schedule, no Person is entitled to any royalty, fee and/or other payment or other consideration of whatever nature with respect to Seller License Rights or Seller Intellectual Property Rights. The Seller License Rights and Seller Intellectual Property Rights are sometimes collectively referred to as the "Seller Rights".

                  (c) Schedule 4.5(c) of the Disclosure Schedule sets forth a list of all agreements under which Seller has granted any rights of whatever nature to third parties of, to or under Seller Rights. Except as set forth in
Schedule 4.5(c), all such rights granted shall be terminated as of the Closing

Date. True, correct and complete copies of all such agreements have been delivered to Purchaser.

                  (d) No claims with respect to Seller Rights have been asserted or, to the knowledge of Seller, are threatened by any Person, nor does Seller know of any valid grounds for any bona fide claims against the use by Seller of any Seller Rights. To the knowledge of Seller, there has not been any infringement, misappropriation or any other unauthorized use of any of the Seller Rights by any third party, employee, consultant or former employee or consultant of Seller.

                  (e) Seller has not, by reason of its use, license, sale or other distribution of the Seller Rights or otherwise, nor has Seller been alleged to have, infringed upon, violated, misappropriated or misused any intellectual property right or other proprietary right (including, without limitation, any patent right, copyright, trade name or Trade Secret) of any third party.

                  4.6 Contracts and Commitments. Schedule 4.6 of the Disclosure Schedule contains a complete and correct list of each contract and agreement to which Seller is a party. Seller has previously delivered to Purchaser true, complete and correct copies of all such contracts and agreements, together with all amendments thereto.

                  4.7 Insurance. Schedule 4.7 of the Disclosure Schedule contains a true and complete list of all insurance policies covering Seller or otherwise held by or on behalf of it, or any aspect of its Assets or Business, indicating the type of coverage, name of insured, the insurer, the amount of coverage, the deductibles, the premium, and the expiration date. Except as set forth on Schedule 4.7, there are no pending claims under any of the foregoing.

                  4.8   INTENTIONALLY OMITTED

                  4.9   INTENTIONALLY OMITTED

                  4.10 Environmental Matters. Except as set forth on Schedule 4.10, Seller is not subject to any material Environmental Liabilities.

                  4.11  INTENTIONALLY OMITTED

                  4.12  INTENTIONALLY OMITTED

                  4.13  INTENTIONALLY OMITTED

                  4.14 Finders. None of Seller nor any of Seller's directors, officers, members, or managers, have taken any action that, Directly or Indirectly, would obligate Purchaser or Seller, to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

                  4.15 Disclosure. No representation or warranty by Seller in this Agreement, in any documents or papers furnished to Purchaser or its representatives by or on behalf of Seller, pursuant to this Agreement or any statement contained in the Disclosure Schedule or any certificates delivered hereunder contains or will contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances under which it was made, not false or misleading. All copies of contracts, agreements and other documents made available to Purchaser or any of its representatives pursuant hereto are complete and accurate.

                                    Article V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------


                  Purchaser hereby represents and warrants as follows:

                  5.1 Organization and Qualification. It is duly organized, validly existing and in good standing in its jurisdiction of organization.

                  5.2 Authority. It has all requisite power and authority to execute and deliver this Agreement and to perform, carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  5.3 No Breach. Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated herein and the full performance by it of its obligations hereunder do or will: (i) violate any provision of its organizational documents; (ii) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, decree, order, or process of any Governmental Entity; or (iii) require it to obtain any Consent.


                                   Article VI

                                    COVENANTS
                                    ---------

                  6.1 Conduct of Business of Seller. Purchaser acknowledges that Seller has not been in operation since before the Filing Date. From the date hereof and until the Closing Date, except as contemplated by this Agreement or expressly consented to by an instrument in writing signed by Purchaser, Seller shall: (i) maintain and preserve the Assets in good repair, order and condition, including, without limitation, performing, in a manner and on a basis consistent with past practice, all periodic maintenance and necessary reconditioning, (ii) endeavor in good faith to preserve its business operations and organizations intact, (iii) endeavor in good faith to preserve its current advantageous business relationships, including, without limitation, the goodwill of its customers and suppliers and others having business relationships with it, and (iv) not enter into any agreement or make any other commitment involving an amount in excess of $25,000. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, prior to the Closing Date Seller shall use all commercially reasonable efforts to not take any action that would result in the incorrectness as of the Closing Date of any representation and warranty contained in Article IV without the prior written consent of Purchaser.

                  6.2 Sellers Records. Prior to the Closing Date, Seller shall afford Purchaser, its attorneys, accountants and representatives, free and full access to Seller's Business, books, records and employees, and shall provide to Purchaser and its representatives such additional financial and operating data and other information as Purchaser shall from time to time reasonably request. Seller shall permit Purchaser to contact customers and suppliers of Seller for determining and verifying the precise terms and nature of their arrangements.

                  6.3 Filings and Authorizations. Each of Seller and Purchaser, as promptly as practicable, (i) shall make, or cause to be made, all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates, as may be required to consummate the transactions contemplated herein, in accordance with the terms of this Agreement, (ii) shall use all commercially reasonable best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all governmental and non-governmental Persons necessary to be obtained by it or its Affiliates, in order to consummate the transactions contemplated herein; provided, however, that, any provision hereof to the contrary notwithstanding, Seller shall have no obligation to (A) pay any fee to any third party for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consent or (B) sell any material portion of the Business; provided further, however, that neither Purchaser nor Seller shall be obligated to consummate the transactions contemplated by this Agreement absent the prior approval of the Bankruptcy Court and neither Purchaser nor Seller shall be obligated to modify the Agreement in any material respect to satisfy the Bankruptcy Court, and (iii) shall use all commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for him, her or it to fulfill his, her or its obligations hereunder. The Sellers and Purchaser shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

                  6.4 Further Assurances. Simultaneous with the Closing, Seller shall take such steps as may be necessary to put Purchaser in actual possession and operating control of the Assets and the Business. At or after the Closing, Sellers shall, at the reasonable request of Purchaser, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Purchaser such assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to Purchaser, and take all such other actions as Purchaser may reasonably deem necessary or desirable to implement any provision of this Agreement and to more effectively transfer to and vest in Purchaser, and to put Purchaser in possession of, all of the Assets, free and clear of any and all Encumbrances.

                  6.5   Bankruptcy Covenants.

                  (a) Cure of Defaults. Seller shall promptly, on or prior to the Closing Date, cure any and all defaults and breaches and satisfy any liability or obligation arising from or relating to pre-Closing periods under the Assumed Contracts, except as expressly assumed by Purchaser under this Agreement, so that such Assumed Contracts may be assigned by Sellers to

Purchaser in accordance with the provisions of section 365 of the Bankruptcy Code, the Sale Approval Order, any other orders of the Bankruptcy Court effectuating such assignments, and this Agreement.

                  (b) Motions, Orders, etc. Seller shall promptly provide Purchaser with the proposed final drafts of all documents, motions, orders, or pleadings that Seller proposes to file with the Bankruptcy Court which relate to the approval of this Agreement, the Settlement Agreement, the Global Settlement, the Assets, or the consummation of the transactions contemplated hereby, or any provision therein or herein, and shall provide Purchaser and its counsel with a reasonable opportunity to review and comment on such documents, motions, orders, or pleadings. Seller shall promptly notify Purchaser of any hearing relating to the approval of this Agreement (the "Sale Hearing"), the Settlement Agreement, the Global Settlement, or the consummation of the transactions contemplated hereby.

                  (c) Sale Approval Order. Without limiting the generality of the foregoing Section 6.5(b), the sale approval order, in the form annexed hereto as Exhibit 2 (the "Sale Approval Order"), shall be acceptable in form and substance to Purchaser and shall include provisions, among other things (i) providing that Purchaser shall not incur any liability as a successor to the Business, (ii) approving the sale of the Assets to Purchaser on the terms and conditions set forth in this Agreement and authorizing Seller to proceed with this transaction, (iii) stating that any objections filed with respect to the sale of the Assets, which have not been withdrawn, are overruled or the interests of such objections have been otherwise satisfied or adequately provided for by the Bankruptcy Court, (iv) finding that the Purchase Price represents fair value for the Assets, (v) finding that the sale is in the best interests of Seller's estate and creditors, (vi) finding that Purchaser is a good faith purchaser of the Assets under Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated, (vii) providing that the sale of the Assets to Purchaser shall be free and clear of all Encumbrances whatsoever under section 363 of the Bankruptcy Code and any other applicable sections of the Bankruptcy Code, (viii) providing that the Bankruptcy Court shall retain jurisdiction for the purpose of enforcing the provisions of the Sale Approval Order including, without limitation, compelling delivery of the Assets to Purchaser and protecting Purchaser against any Encumbrances against Seller or the Assets, (ix) finding that there are no brokers involved in consummating the sale and no brokers' commissions are due,
(x) providing that the parties hereto shall be authorized to close this transaction immediately upon execution of the Sale Approval Order pursuant to Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure, (xi) authorizing and directing Seller to execute, deliver, perform under, consummate and implement this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing, (xii) determining that Purchaser is not a successor to Seller or otherwise liable for any of the Excluded Liabilities or Excluded Assets and permanently enjoining each and every holder of any of the Excluded Liabilities or Excluded Assets from commencing, continuing or otherwise pursuing or enforcing any remedy, claim, cause of action or Encumbrance against Purchaser or the Assets related thereto, (xiii) finding that, pursuant to Section 1146(a) of the Bankruptcy Code, the within transaction is "in contemplation of a plan to be confirmed under Section 1129 of the Bankruptcy Code in the Bankruptcy Case," and as such shall be free and clear of any and all transfer tax, stamp tax or similar taxes, and (xiv) declaring that Seller owns all the copyrights to the True Ceramic Pro - Live Ops (TCP5) infomercial and the master tapes relating to the same and owns all trademarks, patents, patent applications and copyrights relating to the True Ceramic Pro product and all advertising and marketing materials relating thereto, and (xv) declaring that any licenses to Seller's Intellectual Property (or any third party's contributed as part of the sale), including patents, copyrights, and trademarks, granted to third parties prior to the Closing shall be nullified as of the Closing Date. To the extent that there is any inconsistency between this paragraph and the Sale Approval Order, the Sale Approval Order shall govern.

                  (d) Assumed Contracts. Seller shall not reject under Section 365 of the Bankruptcy Code, waive or release any of its rights under, amend or otherwise modify any of the Assumed Contracts without the prior written consent of Purchaser. Seller shall obtain an order or orders (which may include the Sale Approval Order) in a form satisfactory to Purchaser, among other things (i) approving the assumption and assignment of the Assumed Contracts to Purchaser pursuant to, and subject to the provisions of, Section 365 of the Bankruptcy Code, (ii) providing that all defaults of Seller under the Assumed Contracts arising or accruing prior to the date of the Closing (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in Section 365(b)(2) of the Bankruptcy Code) have been cured or will be promptly cured by Seller so that Purchaser shall have no liability or obligation with respect to any default or obligation arising or accruing prior to the date of the Closing or in respect of any cure obligations, except as may otherwise be specifically agreed as set forth in this Agreement, and (iii) providing that the Assumed Contracts shall be transferred to, and remain in full force and effect for the benefit of, Purchaser, notwithstanding any provision in any such Assumed Contract or in applicable Law (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or limits in any way such assignment or transfer.

                  (e) Other Bankruptcy Covenants. Seller shall promptly make any filings, take all actions, and use its best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the sale of the Assets, subject to its obligations to comply with any order of the Bankruptcy Court. In the event an appeal is taken, or a stay pending appeal is requested, from any of the foregoing orders of the Bankruptcy Court, Seller shall immediately notify Purchaser of such appeal or stay request and, upon Purchaser's request, shall provide to Purchaser within two days after Seller's receipt thereof a copy of the related notice of appeal or order of stay. Seller shall also provide Purchaser with written notice of any motion, application, brief or other pleading filed in connection with any appeal from any of such orders.

                  (f) Settlement Order. The Settlement Order shall be acceptable in form and substance to Purchaser, and shall include provisions, among other things, (i) allowing Purchaser's claim in the Bankruptcy Case in the amount of $2,350,000 and (ii) releasing Purchaser of any and all claims of Seller and its bankruptcy estate.

                  6.6 Apportioned Obligations. All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Purchaser based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing

Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Assets, each of Seller and Purchaser shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.6 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) Business Days after delivery of such statement. In the event that either Seller or Purchaser shall make any payment for which it is entitled to reimbursement under this Section 6.6, the other party shall make such reimbursement promptly but in no event later than ten (10) Business Days after the presentation of a statement setting forth the amount of reimbursement to which presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Purchaser shall notify Seller's Representative of any audit or examination of the Apportioned Obligations. The Seller's Representative shall have the right to participate in any such audit or examination and Purchaser shall not settle any such audit or examination without the consent of Seller's Representative, which consent shall not be unreasonably withheld.


                                   Article VII

                              CONDITIONS TO CLOSING
                              ---------------------

                  7.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Purchaser:

                  (a) Representations and Warranties Accurate. The representations and warranties of Seller contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance by Seller. Seller shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such Person hereunder on or prior to the Closing Date.

                  (c) Consents. All Consents required in connection with the consummation of the transactions contemplated by this Agreement and the Closing (including those set forth on Schedule 7.1(c) hereto) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon Purchaser or Seller of any condition, restriction or required undertaking.

                  (d) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement, or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the transactions contemplated hereby.

                  (e) Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by an officer of Seller, to the effect that the conditions set forth in Sections 7.1(a), 7.1(b), and 7.1(c) have been satisfied.

                  (f) Completion of Disclosure Schedules. Seller shall have completed and delivered the Disclose Schedules to Purchaser, and the Disclosure Schedules shall be acceptable to Purchaser in its sole discretion.

                  (g) No Material Adverse Change. No material adverse change shall have occurred in the business of Seller and no other event, loss, damage, condition or state of facts of any kind shall exist which has a Material Adverse Effect or can reasonably be expected to have a Material Adverse Effect.

                  (h) Additional Documents, etc. There shall have been delivered to Purchaser each of the agreements, documents, certificates and other items set forth on Schedule 7.1(h) of this Agreement.

                  (i) Entry of Order; Appeal. The Bankruptcy Court shall have entered the Sale Approval Order in accordance with Section 6.5(c), the Settlement Order in accordance with Section 6.5(f), and any other order in accordance with Section 6.5(d) relating to the assignment of the Assumed Contracts, all in form and substance reasonably acceptable to Purchaser, and the Sale Approval Order, the Settlement Order, and any other order in accordance with Section 6.5(d) relating to the assignment of the Assumed Contracts, shall not have been stayed.

                  7.2 Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Seller:

                  (a) Representations and Warranties Accurate. The representations and warranties of Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance by Purchaser. Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by them hereunder on or prior to the Closing Date.

                  (c) Consents. All Consents required in connection with the purchase and sale of the Assets and the Closing shall have been duly obtained, made or given and shall be in full force and effect.

                  (d) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the transactions contemplated hereby.

                  (e) Certificate. Seller's Representative shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by an officer of Purchaser, to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

                  (f) Additional Documents, etc. There shall have been delivered to Seller's Representative each of the agreements, documents and other items set forth on Schedule 7.(h) of this Agreement to be delivered to Seller.

                  (g) Entry of Order; Appeal. The Sale Approval Order shall have been entered by the Bankruptcy Court and shall not have been stayed.


                                  Article VIII

                                 INDEMNIFICATION
                                 ---------------

                  8.1 Non-Survival of Representations and Warranties. All representations and warranties contained in Articles IV and V shall expire at the close of business on the Closing Date.


                                   Article IX

                                  MISCELLANEOUS
                                  -------------

                  9.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned:

                  (a) any time before the Closing, by mutual written agreement of Seller and Purchaser;

                  (b) any time before the Closing, by Seller, on the one hand, or Purchaser, on the other hand, in the event of a material breach hereof by any non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party; or

                  (c) by Purchaser, upon five (5) Business Days' prior written notice to Seller's Representative, if through no fault of Purchaser (i) the Sale Approval Order and any other order in accordance with Section 6.5(d) relating to the assignment of the Assumed Contracts shall not have been entered by June 6, 2006 or (ii) the Closing has not taken place by the sixtieth (60th) day following the date hereof, other than by reason of a material breach of this Agreement by Purchaser.

                  9.2   Effect of Termination.

                  (a)   If this Agreement is validly terminated pursuant to
Section 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party (or any of their respective officers, directors, employees, partners, agents or other representatives or Affiliates), except as provided in Section 9.2(b).

                  (b)   Notwithstanding the provisions of Section 9.2(a), above:

                        (i) if Purchaser or Seller terminates this Agreement pursuant to Section 9.1(a), Purchaser shall receive the prompt return of the Deposit;

                        (ii) if Purchaser terminates this Agreement pursuant to Section 9.1(b) or Section 9.1(c), Purchaser shall receive the prompt return of the Deposit;

                        (iii)  if Seller terminates this Agreement pursuant to
Section 9.1(b), Seller shall receive, as its sole and exclusive remedy available under any Law, including the Bankruptcy Code, the Deposit.

                  9.3 Expenses. Except as otherwise set forth herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  9.4 Amendment. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by Purchaser and Seller.

                  9.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the instruments and other documents delivered pursuant to this Agreement, contain the entire agreement of the parties relating to the subject matter hereof, and supersede all prior agreements, understandings, representations, warranties and covenants of any kind between the parties. All others are specifically waived.

                  9.6 Waivers. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

                  9.7 Notices. All notices and other communications hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or otherwise), (ii) when sent by telecopy, or (iii) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this Subsection:


                  If to Seller:

                        ADVANCED BEAUTY SOLUTIONS LLC
                        Jason Dodo, Managing Member
                        1807 10th Street #2
                        Santa Monica, CA 90404
                        Tel: 310-985-1540
                        Fax: 310-868-2788

                  with a copy to:

                        James C. Bastian, Jr., Esq.
                        SHULMAN HODGES & BASTIAN LLP
                        26632 Towne Centre Drive , Suite 300
                        Foothill Ranch, California 92610-2808
                        Tel:  949-340-3400
                        Fax: 949-340-3000

                  If to Purchaser:

                        Iehab Hawatmeh
                        CirTran Corporation
                        4125 South 6000 West
                        West Valley City, Utah 84128
                        Tel: 801-963-5112
                        Fax: 801-963-8823
                  with a copy to:

                        David Gould, Esq.
                        McDermott Will & Emery LLP
                        2049 Century Park East
                        Los Angeles, CA  90067
                        Tel:  310-277-4110
                        Fax:  310-277-4730

                        and

                        James Sullivan, Esq.
                        McDermott Will & Emery LLP
                        340 Madison Avenue
                        New York, NY  10017
                        Tel:  212-547-5477
                        Fax:  212-547-5444

                  9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

                  9.9 Governing Law. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto will each submit to the exclusive jurisdiction of the Bankruptcy Court for the purposes of adjudicating any such dispute, to the extent the jurisdiction of the Bankruptcy Court is applicable. If the jurisdiction of the Bankruptcy Court is not applicable, any legal action, suit or proceeding arising out of or relating to this Agreement, each and every agreement and instrument contemplated hereby or the transactions contemplated hereby and thereby shall be instituted in any Federal court of the Central District of California. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (i.e., without regard to its conflicts of law rules).

                  9.10 Binding Effect; Third Party Beneficiaries; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and permitted assigns. Except as expressly set forth herein, nothing expressed or referred to in this Agreement is intended or shall by construed to give any Person other than the parties to this Agreement, or their respective legal representatives, successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Neither party may assign this Agreement nor any of its rights hereunder, other than any right to payment of a liquidated sum, nor delegate any of its obligations hereunder, without the prior written consent of the other, except that Purchaser may assign its rights under this Agreement to any Affiliate or to any Person providing financing for the transaction.

                  9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and any such provision, to the extent invalid or unenforceable, shall be replaced by a valid and enforceable provision which comes closest to the intention of the parties underlying such invalid or unenforceable provision.

                  9.12 Specific Performance. Notwithstanding anything to the contrary contained herein, each party hereto acknowledges that money damages would be incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

                  9.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not modify define, limit, expand or otherwise affect in any way the meaning or interpretation of this Agreement.

                  9.14 No Agency. Except as provided in Section 9.15 hereof, no party hereto shall be deemed hereunder to be an agent of, or partner or joint venturer with, any other party hereto.

                  9.15 Seller's Representative. Seller hereby irrevocably appoints Jason Dodo (herein called the "Seller's Representative") as its true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to act solely and exclusively on behalf of Seller with respect to any matters relating to this Agreement and any document, certificate or other agreement to be executed and delivered by or on behalf of Seller pursuant hereto, with the full power, without the consent of Seller, to exercise as it in its sole discretion deems appropriate, all of the powers which Seller could exercise under the provisions of this Agreement or any document, certificate or other agreement to be executed and delivered by or on behalf of Seller pursuant hereto, including, without limitation, to (i) accept and give notices hereunder or thereunder on behalf of Seller, (ii) consent to any modification or amendment hereof or thereof or (iii) give any waiver or consent hereunder or thereunder. Seller's Representative does hereby accept such appointment. Purchaser shall be entitled to rely exclusively upon such notices, waivers, consents, amendments, modifications and other acts of Seller's Representative as being the binding acts of Seller, and Purchaser shall be entitled to deliver any notices, payments or other items required to be delivered by it to Seller hereunder or thereunder only to Seller's Representative, and any such delivery shall be fully effective as if it were made directly to Seller. Seller's Representative shall not effect any substitution for himself as Seller's Representative without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

                  9.16 Knowledge Qualifications; Accounting Terms. ii)Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement, including due inquiry of each officer and director of such party as well as any other person who has responsibility with respect to the relevant subject matter.

                  (b) Any accounting terms used in this Agreement shall, unless otherwise defined in this Agreement, have the meaning ascribed thereto by GAAP.

                  9.17 Interpretation. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and to any certificates delivered pursuant hereto; and (ii) reference to any Article or Section means such Article or Section hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      ADVANCED BEAUTY SOLUTIONS, LLC


                                      By:      _/s/_____________________________
                                               Name:
                                               Title:


                                      CIRTRAN CORPORATION


                                      By:      _/s/_____________________________
                                               Name:
                                               Title:

================================================================================





                                    Exhibit 1

                               Disclosure Schedule



Unless otherwise noted, capitalized terms in these Exhibits and Disclosure Schedules shall have the meaning as set forth in the Asset Purchase Agreement. References to Seller's Bankruptcy Schedules means the Bankruptcy Schedules filed in Seller's bankruptcy case pending in the Central District of California, San Fernando Valley Division entitled In re Advanced Beauty Solutions, LLC, Case No. SV 06-10076 GM and any and all amendments to the Bankruptcy Schedules.

                                    Exhibit 2

                               Sale Approval Order

To be provided once entered by the Bankruptcy Court.

                                    Exhibit 3

                                Bill of Sale Form

                                  Bill of sale



         THIS BILL OF SALE (this "Bill of Sale") is made as of this 7th day of June, 2006, by Advanced Beauty Solutions, LLC, a California limited liability company, the debtor and debtor in possession in the Chapter 11 Bankruptcy Case of In re Advanced Beauty Solutions, LLC, Case No. SV 06-10076 GM (the "Seller "), pursuant to the Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code: (A) Approving the Terms and Conditions of an Agreement for the Sale of Substantially All Assets of the Debtor And the Assumption and Assignment of Related Executory Contracts and Unexpired Leases; (B) Authorizing the Consummation of the Transactions Contemplated Therein; and (C) Granting Related Relief entered by the Bankruptcy Court on June 7, 2006 (the "Sale Order"), in favor of CirTran Corporation, a Nevada corporation ("Purchaser"). Unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement (as such term is defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Sale Order, Seller and Purchaser are parties to an Asset Purchase Agreement, dated as of May 25, 2006 (the "Asset Purchase Agreement"), pursuant to which Purchaser is purchasing substantially all of Seller's assets subject to the terms of the Sale Order; and

         WHEREAS, the execution and delivery of this Bill of Sale by Seller is a condition to the obligations of Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement subject to the terms of the Sale Order.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement and the Sale Order, Seller, intending to be legally bound hereby, hereby agrees as follows:

         1. Conveyance of Purchased Assets. Subject to the terms of the Sale Order and the Asset Purchase Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, its successors and assigns, to have and to hold forever, all right, title and interest in, to and under all of the Assets. Notwithstanding anything in this Bill of Sale or the Asset Purchase Agreement to the contrary, it is understood that none of the Excluded Assets are being transferred or assigned to Purchaser. Seller warrants that, upon delivery to Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered, vested and confirmed from Seller to Purchaser pursuant to this Bill of Sale, Purchaser will own, with good and marketable title and free and clear of all Encumbrances, the Assets.

         2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale shall be deemed to be an assumption by Purchaser of any liabilities of Seller. Purchaser does not by this Bill of Sale assume or agree to pay, perform or discharge any liabilities of Seller of any nature, kind or description whatsoever.

         3. No Third Party Beneficiaries. This Bill of Sale shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale.

         4. Binding Nature. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto without limitation, and their successors and assigns.


         5. Counterparts. This Bill of Sale may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that state..



                  [Remainder of Page Intentionally Left Blank]

Assignor

ADVANCED BEAUTY SOLUTIONS, LLC




By:
Its:





ACKNOWLEDGED AND AGREED:


CIRTRAN CORPORATION


By:______________________
Name:
Title:

                                    Exhibit 4

                       Assignment of Real Property Leases


None - No Real Property Leases To Be Assigned.

                                    Exhibit 5

                               General Assignment

                          GENERAL GRANT AND ASSIGNMENT


FOR VALUE  RECEIVED,  ADVANCED  BEAUTY  SOLUTIONS,  LLC,  a  California  limited liability  company  ("Seller")  hereby hereby  unconditionally  and  irrevocably assigns and transfers unto CIRTRAN CORPORATION, a Nevada corporation ("Purchaser") all of Seller's right, title, and interest in and to the Assets described in the Asset Purchase Agreement dated as of May 25, 2006 by and between the Seller and the Purchaser subject to the terms and conditions of that certain Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy
Code: (A) Approving the Terms and Conditions of an Agreement for the Sale of Substantially All Assets of the Debtor And the Assumption and Assignment of Related Executory Contracts and Unexpired Leases; (B) Authorizing the Consummation of the Transactions Contemplated Therein; and (C) Granting Related Relief entered by the Bankruptcy Court on June 7, 2006 (the "Sale Order"). The undersigned fully warrants that it has full rights and authority to enter into this Assignment subject to the terms of the Sale Order and that the rights and benefits assigned hereunder are free and clear of any lien, encumbrance, adverse claim or interest by any third party.

The assignment shall be binding upon and inure to the benefit of the parties, and their successors and assigns.


AGREED TO AND ACCEPTED as of June 7, 2006.

Assignor

ADVANCED BEAUTY SOLUTIONS, LLC




By:
Its:




Assignee

CIRTRAN CORPORATION




By:
Its:

                                    Exhibit 6

                           Assignment of Seller Rights

Trademark Assignment
Copyright Assignment
Patent Assignment

                              TRADEMARK ASSIGNMENT
                              --------------------

         WHEREAS, ADVANCED BEAUTY SOLUTIONS, LLC (the "Assignor"),  a California

limited liability  company,  is using certain trademarks in conjunction with its business,  including but not limited to the trademarks and registrations thereof set forth in Schedule A attached hereto (all hereinafter  collectively  referred to as the "Trademarks");

         WHEREAS, CIRTRAN CORPORATION (the "Assignee"), a Nevada corporation, is desirous  of  acquiring  the entire  right,  title and  interest  in and to said

Trademarks,  including  the  right to bring  actions  for  infringement  of said

Trademarks occurring prior to the date of this Assignment; and

         WHEREAS,   Assignor  wishes  to  herein  memorialize  said  assignment,

transfer and sale of the Trademarks to Assignee.

         NOW,  THEREFORE,  TO ALL WHOM IT MAY CONCERN, be it known that for good and valuable  consideration  set forth in the Asset Purchase  Agreement  entered into between  Assignor  and  Assignee as of May 25, 2006,  the receipt and legal sufficiency  of which  is  hereby  acknowledged,  subject  to the  terms of that certain  Order  Pursuant to Sections  105,  363, 365 and 1146 of the  Bankruptcy

Code:  (A)  Approving  the Terms and  Conditions of an Agreement for the Sale of

Substantially  All Assets of the Debtor And the  Assumption  and  Assignment  of

Related  Executory   Contracts  and  Unexpired   Leases;   (B)  Authorizing  the

Consummation of the Transactions  Contemplated Therein; and (C) Granting Related

Relief entered by the Bankruptcy  Court on June 7, 2006 (the "Sale Order"),  the

Assignor has sold,  assigned and  transferred,  and by these presents does sell,

assign and transfer unto the Assignee,  the entire right,  title and interest in and to the  Trademarks,  and in  and  to  all of the  goodwill  of the  business appurtenant  thereto,  together with all claims for damages by reason of past or current infringement of same, with the right to sue for and collect the same for its own use and  enjoyment,  and for the use and  enjoyment  of its  successors,

assigns or other legal representatives.

         AND, the Assignor  hereby  requests the United States  Commissioner  of

Patents  and  Trademarks  (the  "Commissioner"),  as well as his or her  foreign counterparts in the foreign  jurisdictions  which exercise authority over any of the Trademarks to record this Trademark Assignment.  The Assignor hereby further requests the Commissioner  and his or her foreign  counterparts to issue any and all  registrations  resulting  from  applications  to  register  the  Trademarks resulting  from  applications  among the  Trademarks  or  derived  therefrom  to

Assignee as assignee of the entire interest.

         AND, the Assignor  hereby  warrants and covenants  that pursuant to the

Sale Order, it has full right to convey the entire interest herein assigned, and that  the  Assignor  has not  executed,  and  will not  execute,  any  agreement inconsistent herewith.

         AND, the Assignor,  for itself and its successors  and assigns,  hereby covenants and agrees that at any time and from time to time  forthwith  upon the request of the  Assignee,  the  Assignor  will,  at its  expense,  do,  execute,

acknowledge  and  deliver  or  cause  to be  done,  executed,  acknowledged  and delivered, all such further acts, deeds,  instruments,  transfers and assurances as may be reasonably required by the Assignee in order to assign,  transfer, set over and convey unto, and vest in, the Assignee,  its respective  successors and assigns,  any  and all of the  Trademarks,  and to put the  Assignee  in  actual possession and operating  control thereof,  to assist the Assignee in exercising all rights with respect  thereto and to assure the Assignee of the full benefits thereof.

         AND, the Assignor hereby  constitutes and appoints the Assignee and its successors  and assigns as its true and lawful  attorneys in fact in  connection with the  transactions  contemplated  by this  instrument,  with  full  power of substitution to demand and receive, in the name and stead of the Assignor but on behalf of and for the benefit of the  Assignee and its  successors  and assigns,

any and all of the assets,  properties,  rights and  business  hereby  conveyed,

assigned, and transferred or intended so to be, and to give receipt and releases for and in  respect of the same and any part  thereof,  and from time to time to institute  and  prosecute,  in the name of the  Assignor or  otherwise,  for the benefit of the Assignee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Assignee or its successors or assigns deem proper in order to  collect  or  reduce  to  possession  or  endorse  any of the

Trademarks,  and to do all acts and things in relation to such assets  which the

Assignee or its successors or assigns reasonably deem desirable.

         In the  event  that  any  provision  of  this  Agreement  would,  under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by  modifying or limiting it so as to be valid and  enforceable  to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any  jurisdiction  shall not affect the  validity  or  enforceability  of the remaining terms and provisions  hereof or the validity or  enforceability of the offending item or provision in any other situation or in any other jurisdiction.

         This Agreement  shall be binding upon and shall inure to the benefit of the  respective  successors  and  permitted  assigns  of the  Assignor  and  the

Assignee. This Agreement shall not confer any rights or remedies upon any person other than the parties  hereto,  and their  respective  successors and permitted assigns.

         This  Agreement  shall be governed by and construed in accordance  with the domestic laws of the State of California without giving effect to any choice or conflict of law.

         IN TESTIMONY WHEREOF, the Assignor has caused this Assignment to be executed by its duly authorized representative on June 7, 2006.


                                   ADVANCED BEAUTY SOLUTIONS, LLC


                                   By:      /s/
                                      -----------------------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------


                                   CIRTRAN CORPORATION


                                   By:      /s/
                                      -----------------------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------

                         CERTIFICATE OF ACKNOWLEDGEMENT
                         ------------------------------



STATE OF ______________)
                       )SS.
COUNTY OF _____________)


         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.



         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ___________________, 2006.


                                     ----------------------------------
                                     Notary Public


                                     Commission Expires:
                                                         --------------


STATE OF ______________)
                       )SS.
COUNTY OF ____________)

         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified corporation, CIRTRAN CORPORATION, a Nevada corporation, with authority to do so.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ______________, 2006.



                                     ----------------------------------
                                     Notary Public


                                     Commission Expires:
                                                         --------------

                       SCHEDULE A TO TRADEMARK ASSIGNMENT
                       ----------------------------------


                             TRADEMARK REGISTRATIONS
                             -----------------------


============== ================= =========== ============== ====================
                                              Date          Serial/
   Country           Mark        Date Filed   Registered    Registration Number
-------------- ----------------- ----------- -------------- --------------------
United States  True Ceramic Pro  4-9-2004    n/a            78/399698
-------------- ----------------- ----------- -------------- --------------------
International  True Ceramic Pro  10-13-2004  10-13-2004     0861761
-------------- ----------------- ----------- -------------- --------------------
United States  Heatplay          n/a         n/a            n/a
-------------- ----------------- ----------- -------------- --------------------
International  Heatplay          n/a         n/a            n/a
-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

-------------- ----------------- ----------- -------------- --------------------

============== ================= =========== ============== ====================

                              COPYRIGHT ASSIGNMENT
                              --------------------

         For good and sufficient consideration, receipt of which is hereby acknowledged, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company ("Assignor") subject to the terms of that certain Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code: (A) Approving the Terms and Conditions of an Agreement for the Sale of Substantially All Assets of the Debtor And the Assumption and Assignment of Related Executory Contracts and Unexpired Leases; (B) Authorizing the Consummation of the Transactions Contemplated Therein; and (C) Granting Related Relief entered by the Bankruptcy Court on June 7, 2006 (the "Sale Order"), hereby sells, assigns, transfers, and quitclaims to CIRTRAN CORPORATION, a Nevada corporation ("Assignee"), all Assignor's right, title and interest of every kind and nature in and to all copyrights and author's rights, whether published or unpublished, including rights to prepare, reproduce and distribute copies, compilations, and derivative works, and all copyright licenses and copyright interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force and any and all causes of action heretofore accrued in Assignor's favor for infringement of such copyrights, author's rights, copyright licenses and copyright interests, and any and all copyright registrations therefor, whether currently in force or obtained hereafter, including but not limited to, all copyrights listed on Schedule A hereto, which are owned, possessed and/or controlled by Assignor, in all countries throughout the world wherein Assignor owns, possesses or controls the rights herein being transferred to Assignee, to the full extent of such rights.

         At any time and from time to time hereafter, at Assignee's request, Assignor shall take any and all steps and execute, acknowledge and deliver to Assignee any and all future instruments and assurances necessary or expedient in order to vest the aforesaid copyrights, author's rights, copyright licenses and copyright interests more effectively in Assignee.

         Assignor hereby constitutes and appoints Assignee, its true and lawful attorney-in-fact, with full power of substitution in Assignor's name and stead but for Assignee's benefit to take any and all steps including proceedings at law, in equity or otherwise, and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid copyrights, author's rights, copyright licenses and copyright interests and causes of action more effectively in Assignee or to protect the same, or to enforce any claim or right of any kind with respect thereto (at Assignor's cost and expense).

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be signed in its corporate name by its duly authorized officer, this 7th day of June, 2006.

                                     ADVANCED BEAUTY SOLUTIONS, LLC

                                     By:      /s/
                                        ----------------------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------

                                     CIRTRAN CORPORATION

                                     By:      /s/
                                        ----------------------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------

                         CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF ______________)
                       )SS.
COUNTY OF _____________)

         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ___________________, 2006.


                                     ----------------------------------
                                     Notary Public

                                     Commission Expires:
                                                         --------------
STATE OF ______________)
                       )SS.
COUNTY OF _____________)

         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified corporation, CIRTRAN CORPORATION, a Nevada corporation, with authority to do so.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ______________, 2006.

                                     ----------------------------------
                                     Notary Public

                                     Commission Expires:
                                                         --------------

                       SCHEDULE A TO COPYRIGHT ASSIGNMENT
                       ----------------------------------

                             COPYRIGHT REGISTRATIONS
                             -----------------------

       NAME OF WORK             REGISTRATION NO.             REGISTRATION DATE
       ------------             ----------------             -----------------

     Advanced Beauty              TX-6-064-955                   10-4-2004
Solutions website and web
          pages

     Advanced Beauty              TX-6-064-956                   10-4-2004
  Solutions brochure and
        literature

 True Ceramic Pro - Live               n/a                          n/a
  Ops (TCP5) infomercial
 and related master tapes

PATENT ASSIGNMENT
-----------------

         WHEREAS, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company ("Assignor"), subject to the terms of that certain Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code: (A) Approving the Terms and Conditions of an Agreement for the Sale of Substantially All Assets of the Debtor And the Assumption and Assignment of Related Executory Contracts and Unexpired Leases; (B) Authorizing the Consummation of the Transactions Contemplated Therein; and (C) Granting Related Relief entered by the Bankruptcy Court on June 7, 2006 (the "Sale Order"), hereby sells, assigns, transfers, and quitclaims to CIRTRAN CORPORATION, a Nevada corporation ("Assignee"), all Assignor's right, title and interest in and to the inventions, patents, patent applications, and any continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, and foreign patents and patent applications thereof (collectively, the "Patent Applications"), and any rights to file applications and receive patents thereon, the same to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, to the end of the term or terms for which the said Patent Applications are or may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made, including but not limited to, all inventions listed on Schedule A hereto, together with all claims for past and future damages by reason of infringement of same, with the right to sue for past and future damages and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives.

         AND, Assignor hereby requests the United States Commissioner of Patents and Trademarks (the "Commissioner"),  as well as his or her foreign counterparts in the foreign  jurisdictions  which  exercise  authority over any of the Patent

Applications to record this Patent Assignment.  Assignor hereby further requests the  Commissioner  and his or her  foreign  counterparts  to  issue  any and all patents  resulting from  applications  among the Patent  Applications or derived therefrom to Assignee as assignee of the entire interest.

         AND,  Assignor  hereby warrants and covenants that subject to the terms of the Sale  Order,  it has full  right to convey  the  entire  interest  herein assigned,  and  that  Assignor  has not  executed,  and will  not  execute,  any agreement inconsistent herewith.

         AND,  Assignor,  for  itself and its  successors  and  assigns,  hereby covenants and agrees that at any time and from time to time  forthwith  upon the request  of  Assignee,  Assignor  will,  at  Assignee's  expense,  do,  execute,

acknowledge  and  deliver  or  cause  to be  done,  executed,  acknowledged  and delivered, all such further acts, deeds, instruments, transfers and assurances as may be reasonably required by Assignee in order to assign, transfer, set over and convey unto, and vest in, Assignee,  its respective  successors and assigns,

any or all of the Patent Applications,  and to put Assignee in actual possession and operating  control thereof,  free and clear of all liens, to assist Assignee in exercising all rights with respect thereto and to assure Assignee of the full benefits thereof.

         AND,  Assignor  hereby   constitutes  and  appoints  Assignee  and  its

successors  and assigns as its true and lawful  attorneys in fact in  connection with the  transactions  contemplated  by this  instrument,  with  full  power of substitution  to demand and  receive,  in the name and stead of Assignor  but on behalf of and for the benefit of Assignee and its  successors  and assigns,  any and  all of  the  assets,  properties,  rights  and  business  hereby  conveyed,

assigned, and transferred or intended so to be, and to give receipt and releases for and in  respect of the same and any part  thereof,  and from time to time to institute and prosecute,  in the name of Assignor or otherwise,  for the benefit of Assignee or its  successors and assigns,  proceedings  at law, in equity,  or otherwise,  which  Assignee or its successors or assigns deem proper in order to collect or reduce to possession or endorse any of the Patent  Applications,  and to do all acts and things in  relation  to such  assets  which  Assignee  or its successors or assigns reasonably deem desirable.

         In the  event  that  any  provision  of  this  Agreement  would,  under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by  modifying or limiting it so as to be valid and  enforceable  to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any  jurisdiction  shall not affect the  validity  or  enforceability  of the remaining terms and provisions  hereof or the validity or  enforceability of the offending item or provision in any other situation or in any other jurisdiction.

         This Agreement  shall be binding upon and shall inure to the benefit of the respective  successors and permitted assigns of Assignor and Assignee.  This

Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns.

         This  Agreement  shall be governed by and construed in accordance  with the  domestic  laws of the State of  California  giving  effect to any choice or conflict of law.

         IN TESTIMONY WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized representative on June 7, 2006.

                                     ADVANCED BEAUTY SOLUTIONS, LLC

                                     By:      /s/
                                        ----------------------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------

                                     CIRTRAN CORPORATION

                                     By:      /s/
                                        ----------------------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------

                         CERTIFICATE OF ACKNOWLEDGEMENT
                         ------------------------------

STATE OF ______________)
                       )SS.
COUNTY OF _____________)

         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ___________________, 2006.


                                     ----------------------------------
                                     Notary Public

                                     Commission Expires:
                                                         --------------

STATE OF ______________)
                       )SS.
COUNTY OF _____________)

         I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that ___________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified corporation, CIRTRAN CORPORATION, a Nevada corporation, with authority to do so.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of ______________, 2006.

                                     ----------------------------------
                                     Notary Public

                                     Commission Expires:
                                                         --------------

                                   SCHEDULE A
                                       TO
                         PATENT TRANSFER AND ASSIGNMENT

========= ================ ========================= ===========================
 Country       Title              Date Filed/            Patent/Application
                            National Phase Entered             Number
--------- ---------------- ------------------------- ---------------------------
   n/a    True Ceramic Pro            n/a                        n/a
--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

--------- ---------------- ------------------------- ---------------------------

========= ================ ========================= ===========================

                                    Exhibit 7

                                Undertaking Form




                                 Not Applicable.

                                 Schedule 2.1(a)

        List of Personal Property Owned by Seller to be Sold to Purchaser

Seller owns miscellaneous office equipment, furnishings and supplies valued in its Bankruptcy Schedules at approximately $1,500 which is not included in the Assets to be sold to Purchaser. No personal property to be to be sold, transferred, assigned, or conveyed to the Purchaser under the Asset Purchase Agreement.

                               Schedule 2.1(c)(i)

                             Contracts to be Assumed

                       None - no contracts to be assumed.

                               Schedule 2.1(c)(ii)

 Contracts or leases to which Seller is or was a party that are not capable of being assumed and/or assigned under Section 365 of the Bankruptcy Code

None. - no contracts to be assumed.

                                 Schedule 2.1(d)

                                    Inventory

Actual Inventory Schedule
--------------------------------------------------------------------------------
INVENTORY PURCHASE
--------------------------------------------------------------------------------

                     ---------------------------- ----------- --------- --------
                     Sku                           Cost       Count      Value
-------------------  ---------------------------- ----------- --------- --------
IRONS                Iron                          $16.95     137        $2,322

                     Basic Kit                     $24.46     75         $1,835

                     Deluxe Kit                    $31.47     30         $  944

                     VHS Kit                       $24.24     311        $7,539

                     Iron                          $19.00     0          $    -
-------------------  ---------------------------- ----------- --------- --------

-------------------  ---------------------------- ----------- --------- --------
COMPONENTS           Kit - Assembled (No Iron)     $3.45      9,306      $32,106

                     Retail Box - Basic            $0.95      40,000     $38,000

                     Retail Box - Deluxe           $1.39      12,000     $16,680

                     Bag                           $2.30      1,666      $ 3,832

                     Comb                          $0.22      850        $   187

                     Clips                         $1.70      3,870      $ 6,579

                     Brush                         $1.50      5,474      $ 8,211

                     Instructional VHS             $1.35      1,246      $ 1,682

                     Instructional DVD             $0.57      3,840      $ 2,189

-------------------  ---------------------------- ----------- --------- --------

-------------------  ---------------------------- ----------- --------- --------
WET GOODS            Shine Spray 2 oz              $1.03      10,404     $10,716

                     Thermal Styler 2oz            $1.04      29,295     $30,467

                     Shine Spray & Thermal Combo   $2.07                 $     -

                     Daily Conditioner - 2 oz      $1.05      5,978      $ 6,277

                     Weekend Shampoo - 2 oz        $1.31      4,056      $ 5,313

                     Daily Shampoo - 12 oz         $1.65      72         $   119

                     Daily Conditioner - 12 oz     $1.96      1,282      $ 2,513

                     Weekend Shampoo - 6 oz        $1.95      72         $   140

                     Weekend Conditioner - 6 oz    $2.52      2,184      $ 5,504

                     Leave-In Conditioner - 8oz    $1.76      4,392      $ 7,730

                     Thermal Styler - 6oz          $1.79      983        $ 1,760

                     Weekend Conditioner - 6 oz    $1.66      12,273     $20,373

                     Thermal Active Straightener   $1.38      19,476     $26,877

                     Kits - Deluxe Upsells         $9.05      1,584      $14,335

                     Kits - Basic - Continuity     $3.38      1,590      $ 5,374

                     Kits - Deluxe - Continuity    $9.20      1,465      $13,478
-------------------  ---------------------------- ----------- --------- --------

                                                              --------- --------
                                                                173,911  273,081
                                                              ========= ========

                                 Schedule 2.1(f)

                          Deposits and Prepaid Expenses

None

Seller is not transferring any deposits and/or prepaid expenses on hand or held by Seller in any and all banks, brokerages, or other accounts and any and all deposits with public utilities, telephone companies, landlords, taxing agencies and others, including but not limited to those listed in Seller's Bankruptcy Schedules.

                                 Schedule 2.1(i)

                         Causes of Action to be Assigned

None.

                                 Schedule 2.1(j)

                                    Permits.

None.

                                 Schedule 2.1(l)

 All of Seller's telephone, cell phone, and facsimile numbers, e-mail listings and addresses, web sites, post office boxes, and all listings in all telephone books, directories, and web sites


No telephone, cell phone, and facsimile numbers, e-mail listings and addresses, post office boxes, or listings in telephone books and/o directories are being sold or conveyed to the Seller. Only Seller's website, "www. TrueCeramicPro.com". is being transferred to the Seller under the Asset Purchase Agreement.

                                 Schedule 2.2(a)

   Excluded Assets - all cash or cash equivalents on hand or held by Seller in bank, brokerage, or other accounts.



Excluded Assets includes any and all cash or cash equivalents on hand or held by Seller in any and all banks, brokerages, or other accounts and any and all deposits with public utilities, telephone companies, landlords, taxing agencies and others, including but not limited to those listed in Seller's Bankruptcy Schedules.

                                 Schedule 2.2(b)

                   Excluded Assets - all marketable securities


Excluded Assets includes any and all marketable securities in which Seller has an interest, if any.

                                 Schedule 2.2(c)

         Excluded Assets - all executory contracts and unexpired leases that are not Assumed Contracts

---------------------------------------  ---------------------------------------
Other Parties to the Rejected Contract    Description Of Rejected Contract
---------------------------------------  ---------------------------------------
Tristar Products Inc                      License Agreement
Attn President or CFO
492 Route 46 East
Fairfield, NJ 07004

---------------------------------------  ---------------------------------------
CirTran Corporation                       Exclusive Manufacturing Agreement
Attn Ichab J Hawatmeh President
4125 So 6000 West                         CirTran provides contact manufacturing
West  Valley  City,  UT  84128            of the TrueCeramicPro which the Debtor
                                          markets and sells exclusively  through
                                          television, the Internet and mail
                                          order channels.

---------------------------------------  ---------------------------------------
Media Funding  Corporation                Media Funding and Servicing Agreement
Attn Peter Bieler  President
29201  Heathercliff  Road                 provides funding for media purchases
Malibu,   CA  90265                       to allow the broadcast of the Debtor's
                                          infomercial for the True Ceramic Pro

---------------------------------------  ---------------------------------------
Media Funding Corporation                 Performance Agreement and
Attn Peter Bieler President               supplements/amendments
29201  Heathercliff Road
Malibu,  CA 90265                         Debtor manufactures a beauty supply
                                          product known as the "TrueCeramicPro"
CirTran Corporation                       infrared ceramic hair styler which the
Attn Ichab J Hawatmeh                     Debtor markets and sells exclusively
4125 So 6000 West                         through television, the Internet and
West Valley City, UT  84128               mail order channels. CirTran provides
                                          contact manufacturing of the
Datapak Services Corporation              TrueCeramicPro; Inpulse Response
Attn President or CFO or                  Group, Inc., provides inbound and
Robert Lahiff General Counsel             outbound telemarketing services;
55353 Lyon Industrial Drive               Datapak Services Corporation provides
New Hudson, MI  48165                     warehousing, fulfillment and customer
                                          services and Media Funding Corporation
Inpulse Response Group Inc                provides funding for media services
Attn Steve Pittendrigh CEO                under the terms of its Media Funding
501 N 44th St Suite 300                   and Servicing Agreement with Debtor as
Phoenix, AZ 85008                         amended.

---------------------------------------  ---------------------------------------
Inventory Capital Group Inc               Master Procurement Agreement
Attn Todd Kesselman CEO
12424 Wilshire Blvd                       Inventory Capital Group, Inc.,
Suite 1430                                procures product for the Debtor which
Los Angeles, CA 90025                     it resells to the Debtor

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------
Other Parties to the Rejected Contract    Description Of Rejected Contract
---------------------------------------  ---------------------------------------

Datapak Services Corporation              Order Fulfillment and Administrative
Attn President or CFO or                  Services Agreement; Instructions to
Robert Lahiff General Counsel             Fulfillment Company and
55353 Lyon Industrial Drive               supplements/amendments
New Hudson, MI  48165
                                          Datapak Services Corporation provides
Media Funding Corporation                 warehousing, fulfillment and customer
Attn Peter Bieler President               services relating to the sale of the
29201 Heathercliff Road                   TrueCeramicPro.
Malibu, CA 90265

---------------------------------------  ---------------------------------------
Euro RSCG DRTV                            Media Funding Accommodation Agreement
Attn President or CFO
1808 Aston Avenue #150                    Media purchase relationship for the
Carlsbad, CA 92008                        purchase of commercial broadcast and
                                          cable television time for the
Media Funding Corporation                 TrueCeramicPro infomercial.
Attn Peter Bieler President
29201 Heathercliff Road
Malibu, CA 90265
---------------------------------------  ---------------------------------------
TransFirst                                Credit card processing agreement
Attn President or CFO
3 San Joaquin Plaza Suite 100
Newport Beach, CA 92660
---------------------------------------  ---------------------------------------
SKO Brenner American                      Contract for Collection Agent
40 Daniel Street
Farmingdale, NY 11735
---------------------------------------  ---------------------------------------
Applied Perceptions LLC                   Customer Service Contract
Attn Robin Stone
PO Box 4379
Thousand Oaks, CA  91359
---------------------------------------  ---------------------------------------
Script to Screen Inc                      Informercial Production Contract
Attn President or CFO
200 N Tustin Avenue Ste #200
Santa Ana, CA  92705 USA
---------------------------------------  ---------------------------------------
Pioneer Pacific List Marketing Inc        List Management Contract
Attn Mike Scher President
14724 Ventura Blvd Suite 502
Sherman Oaks, CA 91403
---------------------------------------  ---------------------------------------
Guy Merchant House                        Manufacturing Contract
120 E Bay Street #E
Alhambra, CA 91801
---------------------------------------  ---------------------------------------
Seaside Marketing Inc                     Retail Representative Contract
Attn President or CFO
9802 Ascot Drive
Omaha, NE 68114
---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------
Other Parties to the Rejected Contract    Description Of Rejected Contract
---------------------------------------  ---------------------------------------
Advantage Media Services Inc              Fulfillment Contract
Attn President or CFO
29120 Commerce Center Drive #2
Valencia, CA  91355
---------------------------------------  ---------------------------------------
Bank of the West                          Cash Management Contract
16027 Ventura Blvd # 100
Encino, CA 91436
---------------------------------------  ---------------------------------------
Interglobal International LTD             Distribution Agreement
Attn President or CFO
St Thomas House Liston Road
Marlow
Bucks SL7 1DB UK
---------------------------------------  ---------------------------------------
Williams Worldwide Television             Distribution Agreement
(Worldwide Marketing Solutions Inc)
Attn President or CFO
3130 Wilshire Blvd Suite 300
Santa Monica, CA 90403
---------------------------------------  ---------------------------------------
Northern Response                         Distribution Agreement
18 Skagway Ave
Toronto, Ontario
Canada M1M 3V1
---------------------------------------  ---------------------------------------
Global Telesourcing LLC                   Call Center and Telemarketing
Attn President or CFO                     Agreement
1029 North Royal Street Suite 200
Alexandria, VA  22314-1542

Global Telesourcing, LLC
12500 San Pedro Avenue, #430
San Antonio, TX 78216

Global Telesourcing, LLC
10881 NW 67th Place
Parkland, FL 33076
---------------------------------------  ---------------------------------------
Media Purchasing Acquisition LLC          Media Services Agreement
dba
ATC Agency Services
1230 American Blvd
West Chester, PA 19389
---------------------------------------  ---------------------------------------
Authorize.Net Corp                        Request for Expanded Credit-Return
915 South 500 East  Suite 200             Capabilities
American Fork, UT 84003
---------------------------------------  ---------------------------------------
Bank of American Fork                     Deposit Control Agreements (CirTran
195 E 6100 South                          Corporation)(Retail Cash Account, DRV
Murray, UT 84107                          Cash Account)
---------------------------------------  ---------------------------------------
Livemercial Corporation                   Agreement for Professional Online
Attn President or CFO                     Marketing Services
3001 Leonard Drive
3rd Floor
Valparaiso, IN  46383
---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------
Other Parties to the Rejected Contract    Description Of Rejected Contract
---------------------------------------  ---------------------------------------
LiveOps Inc                               Service Agreement (Live operator
Attn President or CFO                     service)
P O Box #49017 San Jose, CA 95161-9017
---------------------------------------  ---------------------------------------
Protocol                                  Marketing Services Agreement
Attn Luiz Vasquez                         TrafficMarketplace Inc
PO Box #74586                             15260 Ventura Blvd Suite 2000
Chicago, IL  60696                        Sherman Oaks, CA 91403
---------------------------------------  ---------------------------------------
Rackspace Managed Hosting                 Service Order Form, Service Level
9725 Datapoint Drive Suite 100            Agreement Acceptable Use Policy and
San Antonio, TX 78229                     Master Services Agreement
---------------------------------------  ---------------------------------------
Revenue Frontier LLC                      Guarantee Orders Agreement
Attn Shima Tousi
3340 Ocean Park Blvd #1005
Santa Monica, CA  90405
---------------------------------------  ---------------------------------------
Seaside TCP Inc                           Exclusive Sales and Marketing
9802 Ascot Drive                          Agreement
Omaha, NE 68114
---------------------------------------  ---------------------------------------
Tranvia Inc dba Tranvia Business          Merchant Processing Agreement
Solutions
16-20 West 19th Street 10th Floor
New York, NY 10011
---------------------------------------  ---------------------------------------
TrafficMarketplace Inc                    Ad Insertion Order and Contract
15260 Ventura Blvd Suite 2000
Sherman Oaks, CA 91403

TrafficMarketplace Inc
Attn President or CFO
2101 Rosecrans Blvd Suite 2000
El Segundo, CA 90245
---------------------------------------  ---------------------------------------
VANTAGEdr                                 Vantagedr End User Agreement
Vantage Direct Response,LLC
Attn President or CFO
14205 SE 36th Street Ste 100
Bellevue, WA 98006
---------------------------------------  ---------------------------------------
West Corporation                          telecommunications agreement
Thomas B. Barker is Chief
Executive Officer
West Telemarketing, LP
Mark V. Lavin, President
11808 Miracle Hills Drive
Omaha, NE 68154

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------
Other Parties to the Rejected Contract    Description Of Rejected Contract
---------------------------------------  ---------------------------------------
QTVC Holdings LLC                         Letter Understanding dated February 1,
Agent for Service Corporation             2005
Service Company
2711 Centerville Road Suite 400
Wilmington, DE 19808

QTVC Holdings LLC
Attn Kirkwood Drew
2934 Beverly Glen Circle Suite 330
Los Angeles, CA 90077

---------------------------------------  ---------------------------------------
Listen Up Contact Solutions LLC           Letter agreement dated August 25, 2005
Attn Managing Member                      for call center services
40 Manson Libby Rd.
Scarborough, ME 04074

---------------------------------------  ---------------------------------------
Any and all contracts listed on the
Sale Approval Order as not to be
assumed under the sale transaction

---------------------------------------  ---------------------------------------

                                 Schedule 2.2(d)

  Excluded Assets - accounts and monetary obligations receivable and original records representing such accounts and monetary obligations receivable of Seller, including, but not limited to, invoices, ledgers, and proofs of delivery



None - Excluded Assets includes any and all accounts and monetary obligations receivable and original records representing such accounts and monetary obligations receivable of Seller, including, but not limited to, invoices, ledgers, and proofs of delivery.

                                 Schedule 2.2(e)

                Excluded Assets - credit card reserves of Seller

Excluded Assets includes any and all credit card reserves of Seller including, but not limited to, those held by TransFirst ePayment Services, Inc., 12120 Shamrock Plaza Suite 100, Omaha, NE 68154

                                  Schedule 2.3

        Assumed Liabilities. (Liabilities to be assumed by the Purchaser effective as of the Closing Date - Purchaser hereby assumes and agrees to pay, discharge or perform, as appropriate, (i) the obligations of Seller under the Assumed Contracts that accrue after the Closing Date and (ii)
       the cure payments in connection with the executory contracts and/or unexpired leases in the respective amounts set forth on Schedule 2.3 collectively, the "Assumed Liabilities")

None.

                                 Schedule 2.4(c)

                        Allocation of the Purchase Price


Purchaser  and Seller  shall  allocate  the Purchase  Price in  accordance  with
Section  1060  of  the  Internal  Revenue  Code  and  any  related   Regulations
thereunder.

                                 Schedule 3.1(a)

                                 Defective Units

Defective Units

--------------------------------------------------------------------------------
INVENTORY PURCHASE
--------------------------------------------------------------------------------

                           ----------- -------------- ----------- ------------
                           Sku          Cost             Count        Value
-------------------------  ----------- -------------- ----------- ------------
IRONS                      Iron         $16.95           6,200    $    105,090

-------------------------  ----------- -------------- ----------- ------------
                                                         6,200    $    105,090
                                                      =========== ============

                     Schedule 4.4 of the Disclosure Schedule

                   List of all Real Property leased by Seller


None. As of the commencement of the Seller's Bankruptcy Case, the Seller was not a party to any real property leases.

 Schedules 4.5(a), 4.5(a)(i), 4.5(a)(ii), 4.5(a)(iii) of the Disclosure Schedule


Except as disclosed in Schedule 4.5(a) of the Disclosure Schedule, Seller is the exclusive owner of all right, title and interest in and to all of the intellectual property in which Seller has an ownership interest or that has been used in the Business of Seller, and/or has been or is being developed or acquired for potential use in the Business of Seller and/or that has been promoted, sold, licensed or otherwise distributed by Seller to any third parties as follows:

Schedules 4.5(a)(i) of the Disclosure Schedule: Copyrights and registrations, if any, related to "True Ceramic Pro" and "HeatPlay"" and the following:


----------------------- --------------------------------------------------------
Registration Number     Description
----------------------- --------------------------------------------------------
TX-6-064-955            Advanced Beauty Solutions LLC website or web page:
                        "www. TrueCeramicPro.com"
----------------------- --------------------------------------------------------
TX-6-064-956            Advanced Beauty Solutions LLC brochure and literature
----------------------- --------------------------------------------------------
Not Applicable          True Ceramic Pro - Live Ops (TCP5) informercial and
                        master tapes relating to the same
----------------------- --------------------------------------------------------


Schedules 4.5(a)(ii) of the Disclosure Schedule: Patents and applications, if any, related to "True Ceramic Pro" and "HeatPlay"

Schedules 4.5(a)(iii)of the Disclosure Schedule: "True Ceramic Pro" trademark filing, Serial Number 78399698, which was filed with the U.S. Patent and Trademark Office on October 13, 2004, and the International Registration Number 0861761, with an International Registration Date of October 13, 2004.

Seller has no other Intellectual Property or Seller Intellectual Property
Rights.

                   Schedule 4.5 (b) of the Disclosure Schedule

   All license and similar agreements between Seller and third parties, under which Seller is granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the patent, copyright, Trade
       Secret, trademark or other proprietary rights of such third parties
                  (collectively, the "Seller License Rights").


None.  Any such agreements are being rejected.

                   Schedule 4.5(c) of the Disclosure Schedule

   All agreements under which Seller has granted any rights of whatever nature to third parties of, to or under Seller Rights. Except as set forth in
     Schedule 4.5(c), all such rights granted shall be terminated as of the Closing Date. True, correct and complete copies of all such agreements have been delivered to Purchaser

None.  Any such agreements are being rejected.

                     Schedule 4.6 of the Disclosure Schedule

        List of each contract and agreement to which Seller is a party.


A list of the Seller's agreements and contracts is included on the Sale Approval Order and none of the agreements and contracts are to be assumed by the Seller and assigned to the Purchaser.

                     Schedule 4.7 of the Disclosure Schedule

List of all insurance policies covering Seller or otherwise held by or on behalf of it, or any aspect of its Assets or Business, indicating the type of coverage, name of insured, the insurer, the amount of coverage, the deductibles, the premium, and the expiration date.


Hartford/ Burlington

$2,000,000 general aggregate

Face of Policy indicates it expires on August 23, 2006, however as the premium has only been paid through February 242006, and the Seller has conducted no business after such date, the Seller has viewed this policy as canceled.


There are no pending claims under the foregoing.

                                  Schedule 4.10

     Environmental Matters. Except as set forth on Schedule 4.10, Seller is not subject to any material Environmental Liabilities.


None.

                                 Schedule 7.1(c)

  All Consents required in connection with the consummation of the transactions contemplated by this Agreement and the Closing (including those set forth on
      Schedule 7.1(c) hereto) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon Purchaser or Seller of any condition, restriction or required undertaking

None.

                                 Schedule 7.1(h)

          Additional Documents, etc. There shall have been delivered to
      Purchaser each of the agreements, documents, certificates and other items set forth on Schedule 7.1(h) of this Agreement


None.










































--------------------------------------------------------------------------------